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                                    EXHIBIT J

                                POWER OF ATTORNEY

                            CROWN FINANCE FOUNDATION
                           P.O.BOX 1618, FL-9490 VADUZ
                   TEL.: 00423 233 20 21, FAX: 00423 232 06 30

                                POWER OF ATTORNEY

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Crown  Finance  Foundation,  registered at "Am Schragen Weg 14,  FL-9490  Vaduz"
represented by Dr. Norbert Seeger, Attorney-at-Law, Vaduz, and Dr. Christian Zangerle, Attorney-at-Law, Vaduz, with collective signatory authorities by two, herewith empowers


          Mr. Franz Thomas Alexander Wolf,  holder of Passport No. 2478487411 of
          the  Federal  Republic  of  Germany,   issued  on  July  24,  1997  by
          Landeseinwohnerarnt Berlin

          to sign on behalf of Crown Finance Foundation reports to be filed with
          the  United  States  Security  and  Exchange   Commission   under  the
          Securities Exchange Act of 1934


This Power of Attorney is valid until 31 July 2002.


Vaduz, 27 July 2001    CROWN FINANCE FOUNDATION



                       /s/ Dr. Norbert Seeger     /s/ Dr. Christian Zangerle
                       ----------------------     --------------------------
                       Dr. Norbert Seeger         Dr. Christian Zangerle